Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2022 with respect to the financial statements of Coeptis Therapeutics, Inc. contained in the Amendment No. 4 to Form S-4 Registration Statement and Proxy Statement/Prospectus. We consent to the use of our aforementioned report in the Amendment No. 4 to Form S-4 Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ TURNER, STONE & COMPANY, LLP

Dallas, Texas

September 12, 2022